Exhibit (a)(1)(D)

KALA PHARMACEUTICALS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM

If you previously elected to accept the offer by Kala Pharmaceuticals, Inc. (“KALA”) to exchange some or all of your outstanding Eligible Options for Replacement RSUs (the “Option Exchange Program”), subject to the terms and conditions of the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offering Memorandum”), and you would like to change your election and withdraw the tender of your Eligible Options, you must complete and sign this Notice of Withdrawal of election form (this “Notice of Withdrawal”) and return it to KALA before 11:59 p.m., Eastern Time, May 30, 2023, unless extended (the “expiration date”). Once you have completed and signed this Notice of Withdrawal, please return it to KALA by the following means:

Return via email (by PDF or similar imaged document file) to: optionexchange@kalarx.com.

Your tendered Eligible Options will not be considered withdrawn from the Option Exchange Program until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Holder, any previously tendered Eligible Options, will be cancelled pursuant to the Option Exchange Program in exchange for the grant of Replacement RSUs. You must sign the Notice of Withdrawal using the same name that appears on the election form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

Once you have withdrawn Eligible Options, you may re-tender such Eligible Options prior to the expiration date. Any such subsequent elections to tender Eligible Options will be accepted only via email to optionexchange@kalarx.com of a new, signed and dated election form, a form of which is being provided to you concurrently with this email and is attached as an exhibit to the Tender Offer Statement on Schedule TO filed by KALA with the U.S. Securities and Exchange Commission on May 1, 2023, or you can request a form via email at optionexchange@kalarx.com.

You should receive a confirmation of receipt after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before May 30, 2023, please contact us promptly via email at optionexchange@kalarx.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW YOUR PREVIOUS TENDER OF ELIGIBLE OPTIONS, AS APPLICABLE, FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

KALA PHARMACEUTICALS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

NOTICE OF WITHDRAWAL OF ELECTION FORM

Return via email (by PDF or similar imaged document file) to: optionexchange@kalarx.com

I previously received from Kala Pharmaceuticals, Inc. (“KALA”) the Tender Offer Statement on Schedule TO and the exhibits thereto including the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (collectively, the “Offer Documents”) and the election form. I executed the election form via DocuSign (and if applicable, for subsequent elections, by email), in which I elected to tender all or some of my Eligible Options, in exchange for Replacement RSUs. By submitting this Notice of Withdrawal of election form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Option Exchange Program with respect to my Eligible Options. All capitalized terms used in this Notice of Withdrawal but not defined herein shall have the meanings given in the Offer Documents.

I understand that, by signing this Notice of Withdrawal and delivering it to KALA, I withdraw my acceptance of the Option Exchange Program with respect to all of my Eligible Options. By rejecting the Option Exchange Program with respect to my Eligible Options, I understand that none of my Eligible Options, will be cancelled in exchange for the grant of Replacement RSUs, and I will retain the Eligible Options not tendered in connection with the Option Exchange Program, subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that KALA has made no representations or warranties to me regarding my rejection of the Option Exchange Program. The withdrawal of my Eligible Options from the Option Exchange Program is at my sole and exclusive discretion. I agree that KALA will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw my Eligible Options.

By signing below, I revoke my prior election to tender all of my Eligible Options.

(Signature)

(Print Name)

(Date)